Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of November 5, 2015, among American Realty Capital New York City REIT, Inc., New York City Operating Partnership, L.P. (the “Operating Partnership”) and New York City Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Amended and Restated Advisory Agreement, dated as of June 26, 2015 (as amended, the “Advisory Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(f) of the Advisory Agreement. Effective as of the date hereof, Section 10(f) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(f)    Payment of Fees. In connection with the Acquisition Fee, Real Estate Commission, Annual Subordinated Performance Fee, Asset Management Fee (for any period commencing on or after October 1, 2015) and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in Shares (a) prior to the NAV Pricing Start Date, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum Selling Commissions and Dealer Manager Fee allowed in such Offering, (b) after the NAV Pricing Start Date and prior to listing of the Shares on a national securities exchange, each Share shall be valued at the then-current NAV per Share and (c) at all other times, each Share shall be valued by the Board in good faith at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.”

2.	Amendment to Section 10(h) of the Advisory Agreement. Effective as of the date hereof, Section 10(h) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(h)    Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assignees, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (or its assignees’) management of the Operating Partnership’s assets for any period ending prior to or as of September 30, 2015.”

3.	Addition of Section 10(j) of the Advisory Agreement. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 10(j):

“(j)     Asset Management Fee. For any period commencing on or after October 1, 2015, and in lieu of any Subordinated Participation Interests, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets. The Asset Management Fee is payable on the first business day of each month in the amount of 0.0625% multiplied by (i) the Cost of Assets for the preceding monthly period or (ii) during the period of time after the Company publishes an NAV, the lower of the Cost of Assets and the fair market value of the Company’s assets as reported in the applicable periodic or current report filed with the Securities and Exchange Commission disclosing the fair market value. The Advisor shall submit a computation of the Asset Management Fee to the Company for the applicable month.”
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

By:        /s/ Michael A. Happel
Name:    Michael A. Happel
Title:    Chief Executive Officer, President and
Secretary

NEW YORK CITY OPERATING PARTNERSHIP, L.P.

By:    American Realty Capital New York City REIT,
Inc., its General Partner

By:        /s/ Michael A. Happel
Name:    Michael A. Happel
Title:    Chief Executive Officer, President and
Secretary

NEW YORK CITY ADVISORS, LLC

By:	New York City Special Limited Partner, LLC,
its Member

By:	American Realty Capital III, LLC,
its Managing Member

By:        /s/ William M. Kahane
Name:    William M. Kahane
Title:    Manager